Alberta Star Development Corp.
                         (An Exploration Stage Company)


                              Financial Statements
                         (Expressed in Canadian Dollars)
                                November 30, 2002

JAMES STAFFORD
------------------------------------------------------------------------------
                                             James Stafford
                                             Chartered Accountants
                                             Suite 300-555 West Georgia Street
                                             Vancouver, British Columbia
                                             Canada V6B 1Z6
                                             Telephone+1(604)669 0711
                                             Facsimile+1(604)669 0754


                                AUDITORS' REPORT

To the Shareholders' of
Alberta Star Development Corp.


We have audited the balance sheets of Alberta Star Development Corp. (an exploration stage company) as at November 30, 2002, and 2001, and the statements of operations and deficit, cash flows, and changes in shareholders' equity for the years ended November 30, 2002, 2001, and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2002, and 2001, and the statements of operations and deficit, cash flows, and changes in shareholders' equity for the years ended November 30, 2002, 2001, and 2000 in accordance with generally accepted accounting principles.

                                                          "James Stafford"
Vancouver, Canada                                     Chartered Accountants
January 14, 2003


                           COMMENTS FOR U.S. READERS
In the United States, reporting standards for auditors require the addition of an explanatory paragraph, following the opinion paragraph, when there are substantial uncertainties about the company's ability to continue as a going concern, as referred to in Note 1 to the financial statements. Our report to the shareholders dated January 14, 2003 is expressed in accordance with Canadian standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed financial statements.

                                                          "James Stafford"
Vancouver, Canada                                     Chartered Accountants
January 14, 2003

Alberta Star Development Corp.
(An Exploration Stage Company)
Statements of Operations and Deficit
(Expressed in Canadian Dollars)

==============================================================================
             2002           2001
------------------------------------------------------------------------------

ASSETS

Current
   Cash and cash equivalents                       $   161,408    $          -
   Accounts receivable                                   5,892          18,144
                                                   -----------    ------------
                                                       167,300          18,144

Plant and equipment (Note 4)                            17,109           2,221
                                                   -----------    ------------
                                                   $   184,409    $     20,365
==============================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
   Bank indebtedness                               $         -    $      2,872
   Accounts payable and accrued liabilities             39,687          27,974
   Due to related parties (Note 10)                     71,688               -
                                                   -----------    ------------
                                                       111,375          30,846
                                                   -----------    ------------
Shareholders' equity
   Capital stock (Note 8)
      Authorized
         Unlimited number of preferred shares
         Unlimited number of voting common shares
      Issued and outstanding
         2002 - 9,826,169 common shares
         2001 - 4,256,169 common shares              2,154,927       1,462,502
   Deficit, accumulated during the exploration
   stage                                            (2,081,893)     (1,472,983)
                                                    ----------      ----------
                                                        73,034         (10,481)
                                                    ----------      ----------
                                                   $   184,409    $     20,365
==============================================================================

Nature and Continuance of Operations (Note 1)

Contingency (Note 12)

Commitment (Note 17)

On behalf of the Board:

"Tim Coupland"    Director             "Lenic Rodriguez"   Director
---------------                        -----------------


The accompanying notes are an integral part of these financial statements.

Alberta Star Development Corp.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in Canadian Dollars)

==============================================================================================
                                           Cumulative
                                         amounts from       For the      For the      For the
                                         inception to    year ended   year ended   year ended
                                          November 30,  November 30, November 30, November 30,
                                                 2002          2002         2001         2000
----------------------------------------------------------------------------------------------

EXPENSES
  Amortization                                  4,524         3,680          618          226
  Automotive                                   15,391         3,522       11,869            -
  Consulting fees (Note 10)                   231,446       169,945       55,201            -
  Interest and bank charges                     2,889           970        1,450          418
  Management fees (Note 10)                   181,110        64,100       57,010       60,000
  Meals and entertainment                      24,578        10,792       11,778        2,008
  Mineral property (Note 5)                   316,392       255,171       60,221        1,000
  Mineral property acquisition costs          100,000             -      100,000            -
  Office and miscellaneous                     53,606         6,757        8,627        4,775
  Professional fees                           211,351        90,987       36,314       51,347
  Regulatory fees                              22,297         6,153        8,780        4,704
  Rent and utilities                           36,645        12,459        9,120        5,159
  Secretarial (Note 10)                        75,950        43,050       26,950        5,950
  Transfer fees and shareholder information    95,049        18,276       13,998        5,060
  Travel                                       14,216         4,480        4,446        2,347
                                           ----------     ---------    ---------    ---------
Loss before other items                    (1,385,444)     (690,342)    (406,382)    (142,994)
                                           ----------     ---------    ---------    ---------
OTHER ITEMS
  Interest income                               4,424           496        2,432          207
   Recovery of mineral property costs         25,9362         5,936            -            -
   Sale of mineral property interest           55,000        55,000            -            -
   Write-off of mineral properties
     and related costs                       (220,552)            -            -       (1,000)
                                           ----------     ---------    ---------    ---------
                                             (135,192)       81,432        2,432         (793)
                                           ----------     ---------    ---------    ---------

Net loss for the year                      (1,520,636)     (608,910)    (403,950)    (143,787)

Deficit, accumulated during the
   exploration stage, beginning of year             -    (1,472,983)    (507,776)    (363,989)
Adjustment for change in accounting
   policy (Note 2)                           (561,257)            -     (561,257)           -
                                            ---------     ---------    ---------    ---------
Deficit, accumulated during the
   exploration stage, end of year         $(2,081,893)  $(2,081,893) $(1,472,983)  $ (507,776)
=============================================================================================

Basic loss per share (Note 3)                           $     (0.10) $     (0.12)  $    (0.01)
=============================================================================================

    The accompanying notes are an integral part of these financial statements.

Alberta Star Development Corp.
(An Exploration Stage Company)
Statements of Changes in Shareholders' Equity
(Expressed in Canadian Dollars)

========================================================================================================
                                                     Cumulative
                                                   amounts from       For the      For the      For the
                                                   inception to    year ended   year ended   year ended
                                                    November 30,  November 30, November 30, November 30,
                                                           2002          2002         2001         2000
--------------------------------------------------------------------------------------------------------

Cash flows from operating activities
Loss for the year                                   $(1,520,636)  $  (608,910) $  (403,950) $  (143,787)
   Adjustments to reconcile income to
   net cash used in operation activities:
       Amortization                                       4,524         3,680          618          226
       Write-off of mineral properties                        -             -            -        1,000
                                                    -----------   -----------  -----------  -----------
                                                     (1,516,112)     (605,230)    (403,332)    (142,561)

Changes in other operating assets and liabilities:
   (Increase) decrease in accounts receivable            (5,892)       12,252       (5,919)      (4,904)
    Increase (decrease) in accounts payable              39,687        11,713      (68,404)      35,095
    Increase (decrease) in due to related parties        71,688        71,688            -            -
                                                    -----------   -----------  -----------  -----------
                                                     (1,410,629)     (509,577)    (477,655)    (112,370)
                                                    -----------   -----------  -----------  -----------

Cash flows from investing activities
    Purchase of plant and equipment                     (21,633)      (18,568)      (1,556)      (1,509)
    Mineral exploration costs                                 -             -            -          900
                                                    -----------   -----------  -----------  -----------
                                                        (21,633)      (18,568)      (1,556)        (609)
                                                    -----------   -----------  -----------  -----------
Cash flows from financing activities
    Capital stock issued for cash                     2,252,718       745,800      395,000      200,000
    Change in accounting policy                        (561,257)            -            -            -
    Share issuance costs                                (97,791)      (53,375)      (2,306)      (3,977)
                                                    -----------   -----------  -----------  -----------
                                                      1,593,670       692,425      392,694      196,023
                                                    -----------   -----------  -----------  -----------
Increase (decrease) in cash and
   cash equivalents                                     161,408       164,280      (86,517)      83,044

Cash and cash equivalents, beginning of year                  -        (2,872)      83,645          601
                                                    -----------   -----------  -----------  -----------

Cash and cash equivalents, end of year              $   161,408   $   161,408  $    (2,872) $    83,645
========================================================================================================

Supplemental Disclosures with Respect to Cash Flows (Note 15)


    The accompanying notes are an integral part of these financial statements.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)


=======================================================================================================
                                                                                   Deficit
                                                                               accumulated
                                                         Number                 during the
                                                      of shares                exploration
                                                         issued        Amount        stage        Total
-------------------------------------------------------------------------------------------------------

Balance at September 6, 1996                                  -   $         -  $         -   $        -
   Shares issued for cash                             7,800,000       490,000            -      490,000
   Share issuance costs                                       -       (59,613)           -      (59,613)
                                                     ----------   -----------   ----------   ----------

Balance at November 30, 1997                          7,800,000       430,387            -      430,387
   Shares issued for cash                               230,000        24,614            -       24,614
   Shares issued for mineral properties               4,000,000       317,000            -      317,000
   Share issuance costs                                       -        (6,484)           -       (6,484)
   Net loss for the year                                      -             -      (72,773)     (72,773)
                                                     ----------   -----------   ----------   ----------

Balance at November 30, 1998                         12,030,000       765,517      (72,773)     692,744
   Shares issued for cash                               415,000        41,500            -       41,500
   Share issuance costs                                       -          (150)           -         (150)
   Net loss for the year                                      -             -     (291,216)    (291,216)
                                                     ----------   -----------   ----------   ----------

Balance at November 30, 1999                         12,445,000       806,867     (363,989)     442,878
   Shares issued for cash                             2,000,000       200,000            -      200,000
   Shares issued for settlement of debt                 669,180        66,918            -       66,918
   Share issuance costs                                       -        (3,977)           -       (3,977)
   Net loss for the year                                      -             -     (143,787)    (143,787)
                                                     ----------   -----------   ----------   ----------

Balance at November 30, 2000                         15,114,180     1,069,808     (507,776)     562,032
   Shares issued for cash                             3,000,000       300,000            -      300,000
   Share consolidation 5:1                          (14,491,344)            -            -            -
   Shares issued for cash                               633,333        95,000            -       95,000
   Share issuance costs                                       -        (2,306)           -       (2,306)
   Adjustment for change in
      accounting policy (Note 2)                              -             -     (561,257)    (561,257)
Net loss for the year--(403,950)(403,950)
                                                     ----------   -----------   ----------   ----------

Balance at November 30, 2001                          4,256,169     1,462,502   (1,472,983)     (10,481)
   Shares issued for cash                             5,570,000       745,800            -      745,800
   Share issuance costs                                       -       (53,375)           -      (53,375)
   Net loss for the year                                      -             -     (608,910)    (608,910)
                                                     ----------   -----------   ----------   ----------

Balance at November 30, 2002                          9,826,169   $ 2,154,927  $(2,081,893)  $   73,034
=======================================================================================================

    The accompanying notes are an integral part of these financial statements.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================


1.       Nature and Continuance of Operations

         Alberta Star Development Corp. (the "Company") was incorporated under the laws of the province of Alberta on September 6, 1996 and is in the exploration stage.

         The Company is in the business of acquiring and exploring mineral properties. The recoverability of the amounts shown for mineral property and related deferred costs is dependent upon the existence of economically recoverable reserves, the ability of the Company to complete the development of the properties and upon future profitable production.

         The Company's financial statements at November 30, 2002 and for the year then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $608,910 for the year ended November 30, 2002 (2001 - $403,950, 2000 - $143,787), and has working capital of
         $55,925 at November 30, 2002 (working capital deficit of $12,702 at November 30, 2001).

         Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. However, based on its prior demonstrated ability to raise capital, management believes that the Company's capital resources should be adequate to continue operating
         and maintain its business strategy during fiscal 2003.   However,  if
         the Company is unable to raise additional capital in the near future, due to the Company's liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.       Changes in Accounting Policies

i. The Canadian Institute of Chartered Accountants (the "CICA") issued new accounting recommendations for the presentation and disclosure of basic and diluted earnings per share. Effective January 1, 2001, the Company adopted these new recommendations on a retroactive basis. The most significant change under the new recommendations is the use of the "treasury stock method " instead of the " imputed earnings approach" in computing diluted earnings per share. The retroactive
         impacts of adopting the new  recommendations  for  the   years  ended
         November 30, 2002, 2001 and 2000 had no impacts on earnings per share.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================


ii.      The CICA  issued  Accounting  Guideline  No. 11,  which  covers   the
         Company's exploration activities. In the past, the Company has capitalized certain exploration costs both on the Longtom Property and the Harrison Lake Property that were not covered by feasibility studies, whereas under the new guideline the Company would be required to expense these amounts in the year incurred. Effective January 1, 2001, the Company adopted these new recommendations on a retroactive basis, but has not restated prior year comparative financial statements. The impact as at January 1, 2001 of the adoption of these new recommendations is to reduce mineral properties by $561,257 and to increase deficit, accumulated during the exploration stage by $561,257.

3.       Significant Accounting Policies

         Cash and cash equivalents

         Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         Plant and equipment

         Plant and equipment are recorded at cost and are amortized over their estimated useful lives at the following annual rates:

         Computer equipment         30%       declining balance
         Website graphics       3 years       straight line

         Foreign exchange

         Transaction amounts denominated in foreign currencies are translated into functional currency at exchange rates prevailing at transaction dates.

         Mineral properties and deferred exploration costs

         Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and are depreciated using the unit-of-production depreciation method over the estimated life of the ore body based on proven and probable reserves.

         Major development costs incurred after the commencement of production, are capitalized as incurred and are depreciated using the unit-of-production method based on proven and probable reserves.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

         Ongoing development expenditures to maintain production are charged to operations as incurred.

         Mineral property and deferred exploration costs are currently charged to operations as incurred since the Company has not met the criteria for deferral of development costs under Canadian generally accepted accounting principles (Note 2).

         Marketable securities

         Marketable securities are carried at the lower of cost and market value.

         Reclamation costs

         The Company's policy for recording reclamation costs is to record a liability for the estimated costs to reclaim mined land by recording charges to production costs for each tonne of ore mined over the life of the mine. The amount charged is based on management's estimation of reclamation costs to be incurred. The accrued liability is reduced as reclamation expenditures are made. Expenditures related to reclamation work that is performed concurrently with mining is charged to operations at that time.

         Basic loss per share

         Loss per share is calculated using the weighted average number of common shares outstanding during the year. For the years ended November 30, 2002, 2001 and 2000, the weighted average number of common shares outstanding was 6,074,336, 3,562,607, and 13,102,809 respectively.

         In accordance with the revised recommendations of the CICA, the Company changed from the imputed earnings approach to the treasury stock method, to compute the dilutive effect of the options, warrants, and similar instruments on diluted loss per share. Under this method, the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options and warrants. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. The new standard has been applied on a retroactive basis and has no material impact on the amounts presented.

         Fully diluted earnings per share consider the dilutive impact of the conversion of outstanding stock options and warrants as if the events had occurred at the beginning of the year. For the years ended November 30, 2002, 2001 and 2000, this calculation proved to be anti-dilutive.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

         Income taxes

         The Company follows the liability method of accounting for future income taxes, under which future income tax assets and liabilities are determined based on the differences between the tax basis of assets and liabilities and those reported in the financial statements. The future tax assets or liabilities are calculated using the tax rates for the periods in which the differences are expected to be settled. Future tax assets are recognized to the extent that they are considered more likely than not to be realized.

         Use of estimates

         Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

         Financial instruments

         Financial instruments are initially recorded at historical costs. If subsequent circumstances indicate that a decline in fair value of a financial instrument is other than temporary, the financial asset is written-down to its fair value.

         Values

         The amounts shown for mineral properties and for deferred exploration costs represent costs to date, and do not necessarily represent present or future values, as they are entirely dependent upon the economic recovery of future reserves.

4.       Plant and Equipment

         ===============================================================================
                                           Accumulated           Net Book Value
                                Cost      amortization        2002           2001
         -------------------------------------------------------------------------------

         Computer equipment     $  4,265       $  1,498       $  2,767       $  2,221
         Website graphics         17,210          2,868         14,342              -
                                --------       --------       --------       --------

                                $ 21,475       $  4,366       $1 7,109       $  2,221
         ===============================================================================

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

5.       Mineral Properties

         Longtom Property, Northwest Territories

         The Company holds a 50% undivided interest in the Longtom Property located about 350 kilometers northwest of Yellowknife, in the Northwest Territories, Canada. The Longtom Property is registered 100% in the name of the Company and the Company is the operator of the Property. The Company's 50% interest in the Longtom Property is subject to a 2% net smelter royalty.

         The Company has the right to acquire the remaining 50% interest in the Longtom Property (the "Longtom Option") for $315,000, payable 50% in cash and 50% in common shares of the Company. The deemed price of the Company's shares issued on the exercise of the Longtom Option would be the average TSX Venture Exchange closing market price of its common shares on the five trading days immediately proceeding and the five trading days immediately following the date that the option is exercised. The Company is compelled to exercise the Longtom Option within 90 days from the date it has incurred $5,000,000 in exploration expenditures on the Longtom Property.

         The Company has the right to enter into joint venture or option agreements related to the Longtom Property with third parties prior to the exercise of the Longtom Option.

         During the year ended November 30, 2002, the Company sold a 5% interest in three mineral claims in the Longtom Property for cash proceeds of $55,000.

         Harrison Lake Property, British Columbia

         During the year ended November 30, 2001, the Company acquired three mineral claims (the "Harrison Lake Property") located in the New Westminster Mining Division, British Columbia, for cash proceeds of $100,000. This amount has been expensed as incurred (Note 3).

         On February 15, 2002, the Company entered into an agreement with Candorado Operating Company Ltd. ("Candorado") to sell the Harrison Lake Property for proceeds of 200,000 common shares of Candorado. These common shares were received subsequent to November 30, 2002 (Note 13).

         Lagarde Farmout Agreement

         During the year ended November 30, 2001, the Company entered into an agreement to participate in the Lagarde Project Drill Program (the
         "Lagarde Property"). Under the agreement, the Company paid exploration expenditures of $56,415 for drilling in return for a 5% participating interest in the Lagarde Property. The drilling program was completed and the Company has now abandoned its interest. These amounts have been expensed as incurred (Note 3).

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================


         Mineral property expense consists of:

         -----------------------------------------------------------------------------------------------
	                                             Cumulative
                                                   amounts from       For the      For the      For the
                                                   inception to    year ended   year ended   year ended
                                                    November 30,  November 30, November 30, November 30,
                                                           2002          2002         2001         2000
         -----------------------------------------------------------------------------------------------

          Equipment rental and expense	            $    43,285   $    34,260  $     9,025  $         -
          Consulting fees                                34,907        28,533        6,374            -
          Geology and engineering                        93,889        79,004       13,885        1,000
          Field expenses                                 34,505        25,269        9,236            -
          Travel                                         81,428        65,880       15,548            -
          Wages                                          27,990        21,837        6,153            -
          Drilling                                          388           388            -            -
                                                    -----------   -----------  -----------  -----------
	                                            $   316,392   $   255,171  $    60,221  $     1,000
          ==============================================================================================

6.        Title to Mineral Properties

          Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristics of many mining properties. The Company has investigated title to its mineral property and, to the best of its knowledge; title to its property is in good standing.

7.        Reclamation Provision

          Costs relating to ongoing site restoration are expensed when incurred. The Company's estimate of its ultimate reclamation ability may vary from current estimates due to possible changes in laws, regulations and changes in costs estimated. The Company will accrue additional liabilities for further reclamation costs as and when evidence becomes available indicating that its reclamation liability has changed.

8.        Capital Stock

          Authorized capital stock consists of an unlimited number of voting common shares. Authorized capital stock also consists of an unlimited number of preferred shares, to be issued in series, with the directors being authorized to determine the designation, rights, privileges, restrictions and conditions attached to all of the preferred shares.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

          Escrowed shares

          Included in capital stock are 137,978 common shares held in escrow on a performance basis relating to the acquisition of the option to acquire an interest in the Longtom Property (Note 5). These escrowed shares may be released on a basis of one common share for each $1.00 of exploration costs incurred, subject to a maximum release of one-third in each year. These escrowed shares expire on March 23,2003 if not released by that date.
9.        Stock Options and Warrants

          The following incentive stock options and share purchase warrants were outstanding at November 30, 2002:

          ============================================================================
                              Number             Exercise
                            of shares            price                    Expiry date
          ----------------------------------------------------------------------------
          Options            700,000             $ 0.15               October 3, 2004
                              73,282               0.14               January 5, 2006
                             132,334               0.14               October 6, 2006
                             417,000               0.15                  July 3, 2007

          Warrants           233,000               0.19              February 5, 2003
                             122,000               0.19                 March 2, 2003
                           3,500,000               0.15                 April 3, 2003
                           1,500,000               0.14                April 12, 2003
                             633,000               0.20              October 23, 2003
                             250,000               0.10             February 12, 2004
         =============================================================================

10.      Related Party Transactions

         During the year ended November 30, 2002, the Company entered into the following transactions with related parties:

         i. Paid or accrued office secretarial fees of $43,050 (2001 - $26,950, 2000 - $5,950) to an individual related to a director of the Company.
         ii. Paid or accrued consulting fees of $32,500 (2001 - $NIL,2000 -
             $NIL) to a company controlled by a director of the Company.
         iii.Paid  or  accrued management fees of $64,100 (2001 -  $57,010,
             2000 - $60,000) to a company controlled by a director of the Company.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
=============================================================================

         At November 30, 2002, the amount due to related parties includes $6,600 (2001 - $NIL) payable to a director of the Company, $56,488 (2001 - $NIL) payable to company controlled by a director of the Company, and $8,600 (2001 - $NIL) payable to an individual related to a director of the Company.

         The amounts charged to the Company for the services provided have been determined by negotiation among the parties, and in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

11.      Income Taxes

         Income tax expense varies from the amount that would be computed by applying the combined federal and provincial tax rate of 45%(2001 - 45.6%, 2000 - 45.6%) to income before taxes as follows:

=================================================================================================
                                        2002                    2001                         2000
-------------------------------------------------------------------------------------------------
Loss before income taxes          $   (608,910)          $   (403,950)               $   (143,787)
                                  =============          =============               =============
Expected income taxes (recovery)      (274,010)              (184,201)                    (65,567)

Tax loss benefit not
recognized for book purposes           274,010                184,201                      65,567
                                 --------------          -------------               -------------
Actual income taxes              $           -           $          -                $          -
=================================================================================================
The significant components of the Company's future tax assets are as follows:
=================================================================================================
                                        2002                    2001                         2000
-------------------------------------------------------------------------------------------------

Net operating loss carryforwards $ 1,187,166             $    529,892                $    295,110

Cumulative exploration and
development expenses	           1,225,648                 1,024,577                    864,356
                                 -----------              ------------               ------------
                                   2,412,814                 1,554,489                  1,159,466

Less: valuation allowance         (2,412,814)               (1,554,489)                (1,159,466)
                                 -----------              ------------               ------------
Net future tax assets           $          -             $           -               $          -
=================================================================================================

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

         The Company has non-capital losses of approximately $1,187,166 which may be carried forward and applied against taxable income in future years. These losses expire between 2004 and 2009.

         The Company also has income tax  pools  related  to mineral property
         and  deferred  exploration  expenditures  approximating   $1,225,648
         available to reduce taxable income of future years.

         The potential benefits of the above have not been recognized in the financial statements.

12.      Contingency

         The Company has been named a defendant in a lawsuit filed by a former supplier for payment of a purported invoice in the amount of $24,000. In the opinion of management, this claim is without merit and the Company will be successful in its defence of this claim. This amount has been accrued in accounts payable in the financial statements for the year ended November 30, 2002.

13.      Subsequent Event

         On December 19, 2002, the Company received the 200,000 common shares of Candorado valued at $0.09 per share (Note 5).

14.      United States Generally Accepted Accounting Principles

         These financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"). Except as set out below, these financial statements also comply, in all material aspects, with accounting principles generally accepted in the United States of America ("United States GAAP")

i.       Stock based compensation

         For United States reporting purposes, the Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation." This statement requires the Company to establish a fair market value based method of accounting for stock based compensation plans. At its inception, the Company adopted SFAS No. 123 in accounting for its stock option plan. Canadian GAAP does not require the reporting of any stock based compensation expense in the Company's financial statements.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

         The Company uses Black Scholes Option Pricing Model to determine the fair value of employee stock options at the issuance date. In determining the fair value of these employee stock options, the following assumptions were used:

---------------------------------------------------------------------------------------------------
                                         2002                     2001                         2000
---------------------------------------------------------------------------------------------------
Risk free interest rate                  2.97%                    6.61%                       6.61%
Expected life                            3 years                5 years                     3 years
Expected volatility                      71%                      126%                         126%
Expected dividends                       -                         -                              -
---------------------------------------------------------------------------------------------------

         The application of SFAS No.  123  resulted   in  the   reporting   of
         compensation expenses in the amount of $97,235, $116,482, and $18,150 for the years ended November 30, 2002, 2001, and 2000 respectively.

         The  following  is  a  summary   of   the  status  of  stock  options
         outstanding at November 30, 2002:

---------------------------------------------------------------------------------------------------
                               Outstanding options                              Exercisable options
---------------------------------------------------------------------------------------------------
                                   Remaining
       Exercise       Number      contractual          Exercise          Number            Exercise
       price         of shares    life (years)          price            of shares            price
---------------------------------------------------------------------------------------------------
   $   0.14           73,282        3.25            $   0.14             73,282            $   0.14
       0.14          132,334        3.75                0.14            132,334                0.14
       0.15          417,000        4.50                0.15            417,000                0.15
       0.15          700,000        1.75                0.15            700,000                0.15
---------------------------------------------------------------------------------------------------

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

         The following is a summary of the stock based compensation plan during the years ended November 30, 2002, 2001, and 2000:

======================================================================================================================
                                                                                                              Weighted
                                                                                                               average
                                                                    Number                                    exercise
                                                                  of shares                                      price
----------------------------------------------------------------------------------------------------------------------
Outstanding and exercisable at December 1, 1999                    705,000                            $           0.10

      Granted                                                     1,125,000                                       0.10
      Exercised                                                      -                                             -
      Forfeited                                                    (630,000)                                      0.10
                                                                   --------

Outstanding and exercisable at November 30, 2000                  1,200,000                           $           0.10
                                                                   ========                           ================

Weighted average fair value of options granted during the year                                        $          0.033
                                                                                                      ================

Outstanding and exercisable at December 1, 2000                   1,200,000                           $           0.10

      Granted                                                     1,566,418                                       0.14
      Exercised                                                    (550,000)                                      0.10
      Forfeited                                                    (650,000)                                      0.10
      Share consolidation 5:1                                    (1,253,136)                                         -
      Granted                                                       132,334                                       0.14
      Forfeited                                                     (20,000)                                      0.14
                                                                   ---------

Outstanding and exercisable at November 30, 2001                    425,616                            $          0.14
                                                                   =========                           ===============

Weighted average fair value of options granted during the year                                         $         0.101
                                                                                                       ===============

Outstanding and exercisable at December 1, 2001                     425,616                            $          0.14

      Granted                                                     1,117,000                                       0.15
      Exercised                                                    (220,000)                                      0.14
      Forfeited                                                        -                                             -
                                                                  ----------                           ---------------

Outstanding and exercisable at November 30, 2002                  1,322,616                           $           0.15
                                                                  ==========                           ===============

Weighted average fair value of options granted during the year                                         $          0.15
======================================================================================================================

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

ii.      Earnings (loss) per share

         Under both Canadian and United States GAAP, basic earnings (loss) per share is computed by dividing the earnings (loss) to common shareholders by the weighted average number of shares outstanding during the year. For Canadian reporting purposes, fully diluted earnings per share is calculated under the assumption that any convertible notes are converted at the date issued and stock options and warrants exercised at the date of grant.

         For United States reporting purposes, in February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per share." Under SFAS No. 128, diluted earnings per share, takes into consideration the weighted average number of shares outstanding during the year and potentially dilutive common shares. For the years ended November 30, 2002, 2001, and 2000 this calculation proved to be anti-dilutive.

         Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Company incurring a certain amount of exploration and development expenditures.

         The weighted average number of common shares outstanding for calculating basic earnings (loss) per share under United States GAAP for the years ended November 30, 2002, 2001, and 2000 were 5,936,358, 3,396,738, and 11,750,416, respectively. The calculation of diluted earnings per share for the years ended November 30, 2002, 2001, and 2000 proved to be anti-dilutive.

         A reconciliation of the differences between the weighted average number of shares used under Canadian and United States GAAP are as follows:

===================================================================================================
                                               2002                 2001                     2000
---------------------------------------------------------------------------------------------------
Weighted average number of shares under
   Canadian generally accepted
   accounting principles                   6,074,336             3,562,607             13,102,809

Less:
   Capital stock held in escrow
   that may be earned out based
   on exploration expenditures              (137,978)             (165,869)            (1,352,393)

Weighted average number of shares
   under United States generally
   accepted accounting principles          5,936,358             3,396,738             11,750,416

===================================================================================================

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================


Basic loss per share is computed as follows:

==============================================================================
                                       2002          2001                 2000
------------------------------------------------------------------------------
Numerator:
  Numerator for net loss per share    $  (746,145) $  (520,432)   $  (160,037)
Denominator:
  Weighted average shares outstanding   5,936,358    3,396,738     11,750,416
------------------------------------------------------------------------------

Net loss per share - basis          $    (0.126)   $    (0.153)   $    (0.014)
=============================================================================

iii.     Comprehensive income

         In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses). The purpose of reporting comprehensive income is to present a measure of all changes in shareholders' equity that result from recognized transactions and other economic events of the year, other than transactions with owners in their capacity as owners.

iv.      Mineral property and deferred exploration costs

         Under United States GAAP, exploration and prospecting costs are charged to expense as incurred, as are development costs for projects not yet determined by management to be commercially feasible. Expenditures for mine development are capitalized when the property is determined to have economically recoverable proven reserves but is not yet producing at a commercial level. Prior to commencing commercial production, revenues relating to development ore, net of mining costs associated with its production, is offset against mine development costs. Mine development costs incurred to access reserves on producing mines are also capitalized. Capitalization of all exploration, development, and acquisition costs commences once the Company identifies proven and probable reserves that relate to specific properties.

         The mining property is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the
         assets  may  not  be  recoverable.    If  estimated future cash flows
         expected to result from the use of the mining project and its eventual disposition are less than the carrying amount of the mining property, an impairment is recognized based upon the estimated fair value of the mining property. Fair value generally is based on the present value of estimated future net cash flows for the mining property, calculated using estimates of proven and probable mining reserves, future prices, operating costs, capital requirements and reclamation costs.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

         The Company has no determinable proven or probable mineral property reserves at this time.

v. Accounting for impairment of long-lived assets and for long-lived assets to be disposed of

         For United States reporting purposes, the Company has adopted SFAS No 121, "Accounting for the Impairment of Long-Lived Assets and for Long -Lived Assets to be Disposed of." In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future and undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized.

vi.      Marketable securities

         In May 1993, FASB issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which became effective for years beginning afterDecember 31, 1993. The statement requires that certain investments be classified into available-for-sale or trading securities stated at fair market values. Any unrealised holding gains or losses are to be reported as a separate component of shareholders' equity until realized for available-for-sale securities and included in earnings for trading securities. Any marketable securities held by the Company are classified as trading securities.

vii.     Accounting for derivative instruments and hedging activities

         In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137 to defer the effective date of SFAS No. 133 to fiscal quarters of fiscal years beginning after June 15, 1999. In June 2000, the FASB issued SFAS No. 138, which is a significant amendment to SFAS No. 133. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

viii.    Concentration of credit risk

         The Company is exposed to credit losses in the event of non-performance by the counter-parties to the financial instruments but does not expect any counter-parties to fail to meet their obligations. The Company generally does not obtain collateral or other security to support financial instruments subject to credit risk but monitors the credit standing of counter-parties.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

ix.      Income taxes
         Income taxes are calculated in accordance with the provision set forth in SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109 deferred income taxes are determined using an asset and liabilities approach. This method gives consideration to the future tax consequences associated with differences between the financial accounting and tax basis of assets and liabilities and gives immediate effect to changes in income tax laws.

         Temporary differences giving rise to the deferred tax asset consist primarily of the excess of amortization for accounting purposes over the amount for tax purposes.

         The Company has fully reserved the tax benefits of these amounts because the likelihood of realization of the tax benefits cannot be determined.

x.       Canadian flow through shares

         Flow through shares are typically issued by small Canadian Exploration Stage Companies. The flow through shares permit the investor to claim deductions for tax purposes related to expenditures incurred by the issuer. The issuer explicitly renounces the right to claim these deductions. The investor's tax basis is reduced by the amount of deductions taken.

         Under the Canadian GAAP, when the flow through shares are issued they are recorded at their face value. When the entity acquires assets the carrying value may exceed the tax basis as a result of the enterprise renouncing the deductions to the investors. The tax effect of the temporary difference is recorded as a cost of issuing the shares. This standard is consistent with the accounting previously adopted for United States GAAP purposes by issuers o f flow through shares.

         However, current practice under SFAS No. 109 directs that when flow through shares are issued the proceeds should be allocated between the offering of shares and the sale of tax benefits. The allocation is made based on the difference between the quoted price of the existing shares and the amount the investor pays for the flow through shares. A liability is recognized for this difference. The liability is reversed when tax benefits are renounced and a deferred tax liability is recognized at that time. Income tax expense is the difference between the amount of the deferred tax liability and the liability recognized on issuance.

         On May 28, 2001, the Company issued 350,000 common shares on a flow through basis for $0.10 per share on a total proceeds of $35,000. All of this amount was renounced to the respective investors during the year ended November 30, 2002.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

         On October 30, 2001, the Company issued 566,666 common shares on a flow through basis for $0.15 per share on a total proceeds of $85,000. All of this amount was renounced to the respective investors during the year ended November 30, 2002.

         The impact of the SFAS No. 109 on the attached financial statements at November 30, 2002 is to increase deferred tax liability by $54,000 and to reduce equity by $54,000.

         The impact of the SFAS No. 109 on the attached financial statements at November 30, 2001 is to increase current liabilities by $14,000 and to reduce equity by $14,000.

         The impact of the above differences between Canadian and United States GAAP on the balance sheet items as reported, is as follows:

====================================================================================================================
                                      2002                                                2001
--------------------------------------------------------------------------------------------------------------------
                                                Balance as per                                        Balance as per
                                                United States                                          United States
                    Balance as                  reporting            Balance as                            reporting
                    Reported     Adjustments    requirements         reported        Adjustments        requirements
--------------------------------------------------------------------------------------------------------------------
Current assets    $  167,300    $      -      $  167,300          $   18,144       $       -              $   18,144

Property and
equipment             17,109           -          17,109               2,221               -                   2,221

Allowance for
write-down of
mineral property           -           -               -                   -               -                       -
                  ----------    --------       ----------           ---------       --------              ----------
                  $  184,409    $      -      $  184,409           $  20,365       $       -              $   20,365
                  ==================================================================================================

Current
liabilities       $  111,375    $      -      $  111,375           $  30,846       $  14,000              $   44,846

Long-term
liabilities                -      54,000          54,000                   -               -                       -

Shareholders'
equity                73,034     (54,000)         19,034             (10,481)        (14,000)                (24,481)
                   ---------     --------       --------           ----------       ---------             ----------
                  $  184,409     $     -       $ 184,409           $  20,365        $      -              $   20,365
====================================================================================================================

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

        The impact of the above differences between Canadian and United States GAAP on the loss for the year are as follows:

===================================================================================================================
                         Cumulative amounts
                          from inception to
                           November30, 2002                2002                     2001                      2000
-------------------------------------------------------------------------------------------------------------------

Loss for the year,
as reported                 $   (1,520,636)         $   (608,910)            $   (403,950)                (143,787)

Less:
  Compensation expense on
  granting of stock options       (240,417)              (97,235)                (116,482)                 (18,150)

  Deferred income tax
  expense related to flow
  through shares                   (40,000)              (40,000)                       -                        -

  Amounts written-down for
  mineral property
  acquisitions                    (561,257)                    -                        -                    1,900
                           ----------------        --------------            -------------            -------------
Loss for the year in
accordance with	United
States generally
accepted accounting
principles                  $   (2,362,310)        $    (746,145)            $   (520,432)            $   (160,037)
=====================================================================================================================
Basic loss per share
in accordance with
United States generally
accepted accounting
principles                                         $      (0.126)            $     (0.153)            $     (0.014)
=====================================================================================================================

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

        The impact of the above differences between Canadian and United States GAAP on t he statements of cash flows are as follows:

====================================================================================================================
                                                           Operations                Investing             Financing
--------------------------------------------------------------------------------------------------------------------
For the year ended November 30, 2002
  Cash flows per Canadian generally
   accepted accounting principles                        $   (509,577)            $   (18,568)           $   692,425

Effect of mineral property expenditures	                        -                        -                       -
                                                         -------------            ------------            -----------
  Cash flows per United States generally
   accepted accounting principles                        $   (509,577)            $   (18,568)           $   692,425
                                                         =============            ============           ============
For the year ended November 30, 2001
 Cash flows per Canadian generally
   accepted accounting principle                         $   (477,655)            $    (1,556)           $   392,694

 Effect of mineral property expenditures                            -                       -                      -
                                                         -------------            ------------           -----------
 Cash flows per United States generally
  accepted accounting principles                         $   (477,655)            $    (1,556)           $   392,694
                                                         =============            ============           ===========

For the year ended November 30, 2000
 Cash flows per Canadian generally
  accepted accounting principles                         $   (112,370)            $      (609)           $   196,023

Effect of mineral property expenditures	                          900                    (900)                     -
                                                         --------------           ------------           -----------
 Cash flows per United States generally
  accepted accounting principles                         $   (111,470)            $    (1,509)           $   196,023
====================================================================================================================

15.      Supplemental Disclosures with Respect to Cash Flows

--------------------------------------------------------------------------------------------------------------------
                        Cumulative amounts
                         from inception to
                         November 30, 2002                     2002                     2001                   2000
--------------------------------------------------------------------------------------------------------------------
 Cash paid during
  the year for interest    $    NIL                      $      NIL               $      NIL             $      NIL
====================================================================================================================
Cash paid during the
  year for income taxes    $    NIL                      $      NIL               $      NIL             $      NIL
====================================================================================================================

16.       Segmented Information

          The Company operates solely in Canada in one reporting segment, mineral production and related activities.

Alberta Star Development Corp.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in Canadian Dollars)
November 30, 2002
==============================================================================

17.       Commitment

          The Company has agreed to i ssue 100,000 common shares of the Company to an agent as payment for services related to an offering of the Company's common shares. The Company has also agreed to pay commission to the agent equal to 10% of the gross proceeds raised through the offering.

18.       Comparative Figures

          Certain comparative figures have been adjusted to conform to the current year's presentation.